                                  Exhibit 3(a)




                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             OGLEBAY NORTON COMPANY
                        [with amendments approved by the
               stockholders on May 4, 1988 and on April 19, 1989]


                          FIRST.  The name of the Corporation is "Oglebay
Norton Company."

                          SECOND.  The principal office and place of business
of the Corporation in the State of Delaware is located at 100 West 10th Street, Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.

                          THIRD.  The nature of the business to be transacted
by the Corporation and the objects and purposes to be promoted and carried on by it are:

                          (a) To explore for, mine, process and merchandise ores, minerals, and metals of any and every kind, and to develop, manufacture, and merchandise their products, by-products, and derivatives;

                          (b) To engage in the transportation of persons and property by water, and, in connection therewith, to engage in the docking, repairing, altering, storing, and salvaging of water craft of any and every kind, and in lighterage, wharfage, and the loading, unloading, elevating, storing, and warehousing of products and commodities of any and every kind;

                          (c) To develop, manufacture, and merchandise machinery, equipment, apparatus, tools, accessories, and supplies for use in the mining or processing of ores, minerals, and metals or in the manufacture of their products, by-products, and derivatives, and, generally and without limitation by reason of the foregoing, to engage in the development, manufacturing, and merchandising of products and commodities of any and every kind;

                          (d) To render managerial and advisory services with reference to the mining, processing, and merchandising of ores, minerals,


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         and metals, the development, manufacturing, and merchandising of their products, by-products, and derivatives, the transportation of persons and property by water, and the development, manufacturing, and merchandising of products and commodities of any and every kind;

                          (e) To purchase, lease, charter, construct, erect, or otherwise acquire, to own, hold, use, trade or deal in or with, develop, maintain, improve, manage, or operate, and to sell, lease, grant, charter, assign, transfer, convey, mortgage, pledge, or otherwise dispose of or encumber property of any and every kind, real, personal, or mixed, including, but without limitation upon the generality of the foregoing, mines, mine plants and facilities, manufacturing plants and facilities, town sites, commercial and residential buildings, and buildings and structures of any and every kind, machinery and equipment of any and every kind, ships, barges, scows, tugs, and water craft of any and every kind, docks, piers, wharves, elevators, warehouses, terminals, and transportation and storage facilities of any and every kind, and the stock, bonds, and other obligations of any corporation, domestic or foreign, any government, or any governmental agency or subdivision, and including rights and interests in property and powers, privileges, and franchises of any and every kind;

                          (f) To engage in scientific and other research, to develop or otherwise acquire, own, hold, use, and dispose of inventions, devices, formulae, processes, and designs of any and every kind, and to apply for, register, take licenses in respect of, or otherwise acquire, own, hold, use, sell, assign, grant licenses and sublicenses under, or otherwise dispose of or encumber letters patent, patent rights, patent licenses, and privileges, copyrights, trademarks, trade names, and rights analogous thereto of any and every kind;

                          (g) To issue storage, dock, and warehouse receipts, negotiable and non-negotiable, covering goods, wares, merchandise, or any commercial commodity or thing of value, to collect and receipt for dockage, wharfage, and storage dues and other compensation, and to make




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         advances to cover freights, duties, fire and marine insurance, and liens of any and every kind on goods, wares, merchandise, or other property received for storage or for the purpose of being warehoused or forwarded, and to lend money or make advances on the pledge of goods, wares, merchandise, or other property or on the pledge of storage, dock, or warehouse receipts therefor;

                          (h) To enter into and perform contracts of any and every kind with any person, firm, association, corporation, government, or any governmental agency or subdivision, without limitation as to amount;

                          (i) To lend its uninvested funds to any person, firm, association, corporation, government, or governmental agency or subdivision in such amounts, for such periods of time, upon such terms, and with such security, if any, as it may determine;

                          (j) To borrow money or otherwise use its credit for its corporate purposes, without limitation as to amount, to execute, accept, endorse, issue, and deliver promissory notes, bills of exchange, bonds, debentures, and other obligations and evidences of indebtedness, and to secure the payment of any such obligations by mortgage, pledge, deed of trust, or otherwise;

                          (k)  To guarantee or become surety for the
         performance of the obligations or undertakings of any person, firm, association, or corporation in which it may have an interest;

                          (l) To carry on any lawful business whatsoever in connection with or incidental to the foregoing, or which has for its object the promotion, directly or indirectly, of the interests of the Corporation, to do any and all lawful acts and things which it may deem necessary, suitable, or convenient for the accomplishment of any of its purposes, the promotion of its interests, or the enhancement of the value of its property, and to exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to exercise under the laws of the State of Delaware or any law amendatory thereof, supplemental thereto, or in substitution therefor; and





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                          (m)  To carry out any of its purposes or exercise any
         of its powers either as principal or as agent or in any other lawful capacity, in any state of the United States, in any territory or possession thereof, or in any foreign country, and to carry out such purposes and exercise such powers either alone or as a participant with others in any lawful transaction, venture, combination, or organization. The foregoing clauses shall be construed both as objects and as powers, and each as an independent right and power, and it is hereby expressly provided that the enumeration herein of specific objects and powers shall not be held to limit or restrict in any manner the general powers of the Corporation.

                          FOURTH.  The total number of shares of all classes of
capital stock which the Corporation shall have authority to issue is 15,000,000, of which 5,000,000 shares shall be Preferred Stock without par value, and 10,000,000 shares shall be Common Stock with a par value of $1 per share. The Preferred Stock may be issued from time to time in one or more series. Each series shall consist of the number of shares and shall have such designation, such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. Authority is granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH, to authorize the issue of shares of Preferred Stock in one or more series and, with respect to each such series, to fix, by such resolution or resolutions, the number of shares of which it shall consist and its designation, voting powers, preferences, and relative, participating, optional, or other special rights and any qualifications, limitations, or restrictions thereof; provided, however, that (i) the aggregate number of shares of Common Stock of the Corporation into which all shares of Preferred Stock shall at any time be convertible shall not exceed 5,000,000, subject to appropriate adjustment in the event of any stock dividend, stock split-up, or other change in the Corporation's Common Stock; and (ii) the price at which shares of Preferred Stock of any series shall at any time be convertible into shares of Common Stock shall be not less than the fair market value, as determined by the directors, of the Company's Common Stock on the date on which the conversion rights of the shares of Preferred Stock of such series are fixed by





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resolution or resolutions adopted by the Board of Directors, subject to appropriate adjustment in the event of any stock dividend, stock split- up, or other change in the Corporation's Common Stock. All shares of any series of Preferred Stock issued at different times may differ as to the dates of issue and the dates from which dividends thereon shall accumulate.

                                   DIVISION A

                                 EXPRESS TERMS
                                       OF
                         5-1/2% CUMULATIVE CONVERTIBLE
                           PREFERRED STOCK, SERIES A

                          There is hereby established a first series of
Preferred Stock; the designation, number, voting powers, preferences and rights and the qualifications, limitations, or restrictions thereof are as follows:

                          Section 1.  Designation of Series.  The series shall
be designated "5-1/2% Cumulative Convertible Preferred Stock, Series A" ("Series A Preferred Stock").

                          Section 2.  Number of Shares.  The number of shares
of Series A Preferred Stock is 148,950, which number the Board of Directors may increase or decrease (but not below the number of shares of the series then outstanding).

                          Section 3.  Dividends.  (a)  The holders of shares of
Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the declaration of dividends, cumulative dividends at the annual rate of $2.75 per share, and no more, payable quarterly in cash, on the fifteenth day of March, June, September, and December of each year, hereinafter referred to as the "quarterly dividend date," to stockholders of record on such dates respectively preceding the payment thereof as may be fixed by the Board of Directors in declaring any such dividends. Such dividends shall be cumulative from the date of issuance, and the first such dividend shall be prorated from the date of issuance. Accumulations of dividends on shares of Series A Preferred Stock shall not bear interest.

                          (b)  So long as any shares of Series A Preferred
Stock shall remain outstanding, no dividends or other distributions (other than dividends payable in shares ranking junior to the Series A Preferred Stock, both as to dividends and in liquidation) shall be paid upon or set apart for or distributed with respect to any shares ranking





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junior to the Series A Preferred Stock (either as to dividends or assets) at any time when there exists a default with respect to the payment of dividends with respect to outstanding shares of Series A Preferred Stock.

                          Section 4.  Liquidation Preference.  (a)  In the
event of any liquidation, dissolution, or winding up of the Corporation, or any distribution of its capital, the holders of shares of the Series A Preferred Stock shall be entitled to receive, from the assets of the Corporation, payment in cash of an amount equal to $50 per share, plus a further amount equal to all accrued and unpaid cumulative dividends on the Series A Preferred Stock to the date of payment of the amount due pursuant to such liquidation, dissolution, or winding up of the Corporation, before any distribution of assets shall be made to the holders of any class of shares ranking junior to the Series A Preferred Stock, either as to dividends or assets. If, upon such liquidation, dissolution, winding up, or distribution of capital, the assets thus distributable to the holders of shares of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts aforesaid, then such assets or the proceeds thereof shall be distributed ratably among the holders of shares of Series A Preferred Stock according to the number of such shares held by each. After such payment to the holders of shares of Series A Preferred Stock, the remaining assets and funds of the Corporation shall be divided and distributed among the holders of shares ranking junior to the Series A Preferred Stock, then outstanding, according to their respective interests.

                          (b)  The liquidation, dissolution, winding up, or
distribution of capital, as such terms are used in the foregoing paragraph, shall not be deemed to include any consolidation or merger of the Corporation with another corporation or any transfer substantially as an entirety of the property and assets of the Corporation to another corporation.

                          Section 5.  Redemption and Purchase.  (a)  At the
election of the Corporation, to be exercised by resolution adopted by its Board of Directors, all or any part of the shares of Series A Preferred Stock may be redeemed, at any time and from time to time subsequent to December 31, 1976, on any quarterly dividend payment date upon not less than 30 days nor more than 60 days' previous notice given by first-class mail, postage prepaid, to the holders of record thereof at their addresses as the same appear on the records of the Corporation and by (i) paying $50 for each share thereof called for redemption, plus a





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further amount equal to all accrued and unpaid cumulative dividends on the
Series A Preferred Stock to the date fixed for redemption, or, in lieu of such payment, by (ii) depositing the redemption price in cash on or prior to said redemption date with such bank or trust company in the City of Cleveland, Ohio, as may be designated by the Board of Directors of the Corporation in trust for payment on the redemption date to the holders of the shares of Series A Preferred Stock so to be redeemed. In case of the redemption of less than all of the outstanding shares of Series A Preferred Stock, the shares to be redeemed may be selected by lot or pro rata, or by call of all or any part of the shares owned by one or more holders of such shares, or by such other method as the Board of Directors in its discretion may determine, and notice, as above provided, shall be given to the holders of record whose shares have been so selected for redemption. On and after the date fixed in any such notice as the date of redemption of the shares of Series A Preferred Stock, unless default shall be made by the Corporation in the payment and/or deposit of the redemption price pursuant to such notice and to the provisions hereof, all dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and on such date or on deposit in trust as aforesaid of funds sufficient for such redemption (notice of redemption having been given as aforesaid), whether said deposit shall have been made on said redemption date or prior thereto, all rights of the holders of said shares of Series A Preferred Stock as stockholders of the Corporation shall cease and determine except the right to receive the redemption price and no more from the Corporation or from a depositary as above described, upon surrender of their certificates properly endorsed. If the holders of the shares of Series A Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption of their shares, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts, and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

                          (b)  The Corporation may also, from time to time,
purchase or otherwise acquire outstanding shares of Series A Preferred Stock.

                          (c)  Any shares of Series A Preferred Stock which are
redeemed or purchased by the Corporation or which are converted into Common Stock of the Corporation pursuant to the conversion privilege shall have the status of





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authorized but unissued shares of Preferred Stock without designation of any series.

                          Section 6.  Conversion Privilege.  (a)  Subject to
and upon compliance with the provisions of this Section 6, the shares of Series A Preferred Stock may, at the option of the holder, at any time (in the case of shares called for redemption, then until and including the close of business on the date fixed for redemption but not thereafter if payment of the redemption price has been duly provided for by the date fixed for redemption), be converted into shares of Common Stock (as such shares shall be constituted at the conversion date) at the conversion price in effect at the conversion date.

                          (b)  The holder of each share of Series A Preferred
Stock may exercise the conversion privilege in respect thereof by delivering to any transfer agent of the shares of Series A Preferred Stock the certificate for the share to be converted accompanied by written notice that the holder elects to convert such share. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such delivery is made, and such date is referred to in this Section 6 as the "conversion date." On the conversion date or as promptly thereafter as practicable, the Corporation shall issue and deliver to the holder of the shares of Series A Preferred Stock surrendered for conversion, or on his written order, a certificate for the number of full shares of Common Stock, issuable upon the conversion of such shares of Series A Preferred Stock and a check or cash in respect of any fraction of a share as provided in paragraph (c) of this Section
6. The person in whose name the stock certificate is to be issued shall be deemed to have become a holder of shares of Common Stock of record on the conversion date. No adjustment shall be made for any dividends accrued on shares of Series A Preferred Stock surrendered for conversion or for dividends on the shares of Common Stock issued on conversion.

                          (c)  The Corporation shall not be required to issue
fractional shares of Common Stock upon conversion of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would otherwise be delivered upon the conversion of any shares of Series A Preferred Stock, the Corporation shall in lieu of





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delivering a fractional share therefor make an adjustment therefor in cash at the current market value thereof, computed (to the nearest cent) on the basis of the mean between the highest and lowest prices at which the shares of Common Stock are traded on any exchange on which they may be listed on the last business day before the conversion date or, if no sale of shares of Common Stock shall have been made on such exchange on that day, the mean between the bid and asked prices on such exchange at the close of the market on such day; if the shares of Common Stock are not listed on any exchange, the basis for determining the current market value thereof shall be the mean between the highest and lowest prices at which the shares of Common Stock are traded on the Cleveland over-the-counter market on such day or, if no sale of shares of Common Stock shall have been made on such a day, then the mean between the bid and asked prices at the close of the market on such day.

                          (d)  Unless and until an adjusted conversion price is
required to be computed as hereinafter provided, the conversion price per share of Common Stock shall be $50. The number of shares of Common Stock issuable upon conversion of one share of Series A Preferred Stock shall be determined by dividing $50 by the conversion price then in effect.

                          (e)  The conversion price shall be adjusted from time
to time as follows:

                          (1) If the Corporation splits or combines the outstanding shares of Common Stock, the conversion price shall be proportionately decreased in the case of a split or increased in the case of a combination, so as appropriately to reflect the same, in each case as of the opening of business on the day following the day on which such split or combination became effective. For this purpose, any stock dividend shall be considered a split of the outstanding shares as of the close of business on the dividend record date.

                          (2) If the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current average market price per share of Common Stock at the record date mentioned below, the conversion price shall be reduced by a price determined by multiplying the conversion





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         price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current average market price and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustments shall be made whenever such rights or warrants are issued and shall become effective retroactively immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such rights or warrants.

                          For purposes of the foregoing, the current average market price of a share of Common Stock on any day shall be deemed to be the average of the daily current market value per share of Common Stock (computed on the basis outlined in paragraph (c) of this Section
         6) for the ten consecutive business days commencing 25 business days before the day in question.

                          (3) Whenever the conversion price is adjusted as herein provided, the Corporation shall forthwith place on file with the transfer agents for the Series A Preferred Stock a statement signed by the President or a Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion price after such adjustment and shall exhibit the same from time to time to any holder of shares of Series A Preferred Stock desiring an inspection thereof.

                          (f)  In case of any reclassification or change of
outstanding shares of Common Stock (except a split or combination, or a change from no par value to par value, or a change in par value, or a change from par value to no par value), provision shall be made as part of the terms of such reclassification or change that the holder of each share of Series A Preferred Stock then outstanding shall have the right to receive upon the conversion of such share, at the conversion price which otherwise would be in effect at the time of conversion, with the same protection





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against dilution as herein provided, the same kind and amount of stock and other securities and property as he would own or be entitled to receive upon the happening of any of the events described above had such share been converted immediately prior to the happening of the event.

                          (g)  In case the Corporation shall be consolidated
with or shall merge into any other corporation, provision shall be made as a part of the terms of such consolidation or merger whereby the holder of any share of Series A Preferred Stock outstanding immediately prior to such event shall thereafter be entitled to such conversion privilege with respect to securities of the Corporation resulting from such consolidation or merger as shall be substantially equivalent to the conversion privilege herein specified.

                          (h)  The issuance of stock certificates on
conversions of shares of Series A Preferred Stock shall be without charge to the converting stockholder for any tax in respect to the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in the issuance and delivery of shares in any name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                          (i)  The Corporation hereby reserves and shall at all
times reserve and keep available, free from pre-emptive right, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

                          (j)  In case at any time:

                          (1) the Corporation shall split or combine its outstanding shares of Common Stock or pay any dividend upon its shares of Common Stock payable in its shares of Common Stock and such dividend shall be in excess of 5%; or

                          (2) the Corporation shall authorize the granting to the holders of its shares of





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
         Common Stock of rights to subscribe for or purchase any shares of any class or of any other rights; or

                          (3) the Corporation shall authorize the distribution to all holders of its shares of Common Stock of evidences of indebtedness or other assets (other than cash dividends);

then, in any of such cases, the Corporation shall give written notice, by first-class mail, postage prepaid, to the transfer agent for the Series A Preferred Stock and to each holder of record of shares of Series A Preferred Stock, at his address then appearing upon the records of the Corporation, of the record date or of the date on which the transfer books of the Corporation shall close with respect to such action. Such notice shall be given at least 20 days prior to the action in question and not less than ten days prior to the record date on which the Corporation's transfer books are closed with respect thereto.

                          Section 7.  Voting Rights.  Each holder of shares of
Series A Preferred Stock shall be entitled to one vote for each share held and except as otherwise by law provided, the holders of Series A Preferred Stock and the holders of Common Stock of the Corporation shall vote together as one class.

                                   DIVISION B

                                 EXPRESS TERMS
                                       OF
              5% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES B
                                       OF
                             OGLEBAY NORTON COMPANY

                          There is hereby established a second series of
Preferred Stock; the designation, number, voting powers, preferences and rights and qualifications, limitations, or restrictions thereof are as follows:

                          Section 1.  Designation of Series.  The series shall
be designated "5% Cumulative Convertible Preferred Stock, Series B" ("Series B Preferred Stock").

                          Section 2.  Number of Shares.  The number of shares
of Series B Preferred Stock is 40,000, which number the Board of Directors may increase or decrease (but not below the number of shares of the series then outstanding).





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
                          Section 3.  Dividends.  (a)  The holder of shares of
Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the declaration of dividends, cumulative dividends at the annual rate of $2.50 per share, and no more, payable quarterly in cash, on the fifteenth day of March, June, September, and December of each year, hereinafter referred to as the "quarterly dividend date," to stockholders of record on such dates respectively preceding the payment thereof as may be fixed by the Board of Directors in declaring any such dividends. Such dividends shall be cumulative from the date of issuance, and the first such dividend shall be prorated from the date of issuance. Accumulatives of dividends on shares of Series B Preferred Stock shall not bear interest.

                          (b)  So long as any shares of Series B Preferred
Stock shall remain outstanding, no dividends or other distributions (other than dividends payable in shares ranking junior to the Series B Preferred Stock, both as to dividends and in liquidation) shall be paid upon or set apart for or distributed with respect to any shares ranking junior to the Series B Preferred Stock (either as to dividends or assets) at any time when there exists a default with respect to the payment of dividends with respect to outstanding shares of Series B Preferred Stock.

                          Section 4.  Liquidation Preference.  (a)  In the
event of any liquidation, dissolution, or winding up of the Corporation, or any distribution of its capital, the holders of shares of the Series B Preferred Stock shall be entitled to receive, from the assets of the Corporation, payment in cash of an amount equal to $50 per share, plus a further amount equal to all accrued and unpaid cumulative dividends on the Series B Preferred Stock to the date of payment of the amount due pursuant to such liquidation, dissolution, or winding up of the Corporation, before any distribution of assets shall be made to the holders of any class of shares ranking junior to the Series B Preferred Stock, either as to dividends or assets. If, upon such liquidation, dissolution, winding up, or distribution of capital, the assets thus distributable to the holders of shares of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts aforesaid, then such assets or proceeds thereof shall be distributed ratably among the holders of shares of Series B Preferred Stock according to the number of such shares held by each. After such payment to the holders of shares of Series B Preferred Stock, the remaining assets and funds of the Corporation shall be divided and distributed among the holders of shares ranking junior to





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
the Series B Preferred Stock, then outstanding, according to their respective interests.

                          (b)  The liquidation, dissolution, winding up, or
distribution of capital, as such terms are used in the foregoing paragraph, shall not be deemed to include any consolidation or merger of the Corporation with another corporation or any transfer substantially as an entirety of the property and assets of the Corporation to another corporation.

                          Section 5.  Redemption and Purchase.  (a)  At the
election of the Corporation, to be exercised by resolution adopted by its Board of Directors, all or any part of the shares of Series B Preferred Stock may be redeemed, at any time and from time to time subsequent to December 31, 1976, on any quarterly dividend payment date upon not less than 30 days nor more than 60 days' previous notice given by first-class mail, postage prepaid, to the holders of record thereof at their addresses as the same appear on the records of the Corporation and by (a) paying for each share thereof called for redemption $50, plus a further amount equal to all accrued and unpaid cumulative dividends on the Series B Preferred Stock to the date fixed for redemption, or, in lieu of such payment, by (b) depositing the redemption price in cash on or prior to said redemption date with such bank or trust company in the City of Cleveland, Ohio, as may be designated by the Board of Directors of the Corporation in trust for payment on the redemption date to the holders of the shares of Series B Preferred Stock so to be redeemed. In case of the redemption of less than all of the outstanding shares of Series B Preferred Stock, the shares to be redeemed may be selected by lot or pro rata, or by call of all or any part of the shares owned by one or more holders of such shares, or by such other method as the Board of Directors in its discretion may determine, and notice, as above provided, shall be given to the holders of record whose shares have been so selected for redemption. On and after the date fixed in any such notice as the date of redemption of the shares of Series B Preferred Stock, unless default shall be made by the Corporation in the payment and/or deposit of the redemption price pursuant to such notice and to the provisions hereof, all dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, and on such date or on deposit in trust as aforesaid of funds sufficient for such redemption (notice of redemption having been given as aforesaid), whether said deposit shall have been made on said redemption date or prior thereto, all rights of the holders of said shares of Series B Preferred Stock as stockholders of the Corporation shall cease and determine except the right to receive the redemption price and no more from the Corporation or from a depositary as above described, upon surrender of their certificates properly endorsed. If the holders of the shares of Series B Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption of their shares, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts, and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

                          (b)  The Corporation may also, from time to time,
purchase or otherwise acquire outstanding shares of Series B Preferred Stock.

                          (c)  Any shares of Series B Preferred Stock which are
redeemed or purchased by the Corporation or which are converted into Common Stock of the Corporation pursuant to the conversion privilege shall have the status of authorized but unissued shares of Preferred Stock without designation of any series.

                          Section 6.  Conversion Privilege.  (a)  Subject to
and upon compliance with the provisions of this Section 6, the shares of Series B Preferred Stock may, at the option of the holder, at any time (in the case of shares called for redemption, then until and including the close of business on the date fixed for redemption but not thereafter if payment of the redemption price has been duly provided for by the date fixed for redemption), be converted into shares of Common Stock (as such shares shall be constituted at the conversion date) at the conversion price in effect at the conversion date.

                          (b)  The holder of each share of Series B Preferred
Stock may exercise the conversion privilege in respect thereof by delivering to any transfer agent of the shares of Series B Preferred Stock the certificate for the share to be converted accompanied by written notice that the holder elects to convert such share. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such delivery is made, and such date is referred to in this Section 6 as the "conversion date." On the conversion date or as promptly thereafter as practicable the Corporation shall issue and deliver to the holder of the shares of Series B Preferred Stock surrendered for conversion, or on his written order, a certificate for the number of full shares of Common Stock issuable upon the conversion of such shares of Series B

Preferred Stock and a check or cash in respect of any fraction of a share as provided in paragraph (c) of this Section 6. The person in whose name the stock certificate is to be issued shall be deemed to have become a holder of shares of Common Stock of record on the conversion date. No adjustment shall be made for any dividends accrued on shares of Series B Preferred Stock surrendered for conversion or for dividends on the shares of Common Stock issued on conversion.

                          (c)  The Corporation shall not be required to issue
fractional shares of Common Stock upon conversion of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would otherwise be delivered upon the conversion of any shares of Series B Preferred Stock, the Corporation shall in lieu of delivering a fractional share therefor make an adjustment therefor in cash at the current market value thereof, computed (to the nearest cent) on the basis of the mean between the highest and lowest prices at which the shares of Common Stock are traded on any exchange on which they may be listed on the last business day before the conversion date or, if no sale of shares of Common Stock shall have been made on such exchange on that day, the mean between the bid and asked prices on such exchange at the close of the market on such day; if the shares of Common Stock are not listed on any exchange, the basis for determining the current market value thereof shall be the mean between the highest and lowest prices at which the shares of Common Stock are traded on the Cleveland over-the- counter market on such day, or, if no sale of shares of Common Stock shall have been made on such day, then the mean between the bid and asked prices at the close of the market on such day.

                          (d)  Unless and until an adjusted conversion price is
required to be computed as hereinafter provided, the conversion price per share of Common Stock shall be $50. The number of shares of Common Stock issuable upon conversion of one share of Series B Preferred Stock shall be determined by dividing $50 by the conversion price then in effect.

                          (e)  The conversion price shall be adjusted from time
to time as follows:

                          (1) If the Corporation splits or combines the outstanding shares of Common Stock, the conversion price shall be proportionately decreased in the case of a split or increased in the case of a combination, so as appropriately to reflect the same, in each case as of the opening of business on the day following the day on which such split or combination became effective. For this purpose, any stock dividend shall be considered a split of the outstanding shares as of the close of business on the dividend record date.

                          (2) If the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current average market price per share of Common Stock at the record date mentioned below, the conversion price shall be reduced to a price determined by multiplying the conversion price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current average market price and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustments shall be made whenever such rights or warrants are issued and shall become effective retroactively immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such rights or warrants.

                          For purposes of the foregoing, the current average market price of a share of Common Stock on any day shall be deemed to be the average of the daily current market value per share of Common Stock (computed on the basis outlined in paragraph (c) of this Section
         6) for the ten consecutive business days commencing 25 business days before the day in question.

                          (3) Whenever the conversion price is adjusted as herein provided, the Corporation shall forthwith place on file with the transfer agents for the Series B Preferred Stock a statement signed by the President or a Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion price after such adjustment and shall exhibit the same from time to time to any holder of shares of Series B Preferred Stock desiring an inspection thereof.

                          (f)  In case of any reclassification or change of
outstanding shares of Common Stock (except a split or combination, or a change from no par value to par value, or a change in par value, or a change from par value to no par value), provision shall be made as part of the terms of such reclassification or change that the holder of each share of Series B Preferred Stock then outstanding shall have the right to receive upon the conversion of such share, at the conversion price which otherwise would be in effect at the time of conversion, with the same protection against dilution as herein provided, the same kind and amount of stock and other securities and property as he would own or be entitled to receive upon the happening of any of the events described above had such share been converted immediately prior to the happening of the event.

                          (g)  In case the Corporation shall be consolidated
with or shall merge into any other corporation, provision shall be made as a part of the terms of such consolidation or merger whereby the holder of any share of Series B Preferred Stock outstanding immediately prior to such event shall thereafter be entitled to such conversion privilege with respect to securities of the corporation resulting from such consolidation or merger as shall be substantially equivalent to the conversion privilege herein specified.

                          (h)  The issuance of stock certificates on
conversions of shares of Series B Preferred Stock shall be without charge to the converting stockholder for any tax in respect to the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in the issuance and delivery of shares in any name other than that of the holder of the shares of Series B Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                          (i)  The Corporation hereby reserves and shall at all
times reserve and keep available, free from pre-emptive right, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock.

                          (j)  In case at any time:

                          (1) the Corporation shall split or combine its outstanding shares of Common Stock or pay any dividend upon its shares of Common Stock payable in its shares of Common stock and such dividend shall be in excess of 5%; or

                          (2) the Corporation shall authorize the granting to the holders of its shares of Common Stock of rights to subscribe for or purchase any shares of any class or of any other rights; or

                          (3) the Corporation shall authorize the distribution to all holders of its shares of Common Stock of evidences of indebtedness or other assets (other than cash dividends);

then, in any of such cases, the Corporation shall give written notice, by first-class mail, postage prepaid, to the transfer agent for the Series B Preferred Stock and to each holder of record of shares of Series B Preferred Stock, at his address then appearing upon the records of the Corporation, of the record date or of the date on which the transfer books of the Corporation shall close with respect to such action. Such notice shall be given at least 20 days prior to the action in question and not less than ten days prior to the record date on which the Corporation's transfer books are closed with respect thereto.

                          Section 7.  Voting Rights.  Each holder of shares of
Series B Preferred Stock shall be entitled to one vote for each share held and, except as otherwise by law provided, the holders of Series B Preferred Stock and the holders of Common Stock of the Corporation shall vote together as one class.

                                   DIVISION C

                                 EXPRESS TERMS
                                       OF
                          SERIES C $10 PREFERRED STOCK

                          There is hereby established a third series of
Preferred Stock; the designation, number, voting powers, preferences and rights and the qualifications, limitation, or restrictions thereof are as follows:

                          Section 1.  Designation.  The shares of such series
are designated as the "Series C $10.00 Preferred Stock" (the "Series C Preferred Stock").

                          Section 2.  Authorized Number of Shares; Fractional
Shares. The authorized number of shares constituting the Series C Preferred Stock is 100,000. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

                          Section 3.  Dividends and Distributions.  (A)
Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends that may be authorized by the Restated Certificate of Incorporation, the holders of shares of Series C Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series C Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend

Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time after August 26, 1987 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause
(b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                          (B)  The Corporation shall declare a dividend or
distribution on the Series C Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                          (C)  Dividends shall begin to accrue and be
cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.

                          (D)  Accrued but unpaid dividends shall not bear
interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                          (E)  Dividends in full shall not be declared or paid
or set apart for payment on the Series C Preferred Stock for a dividend period terminating on the Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date. When the dividends are not paid in full on all series of the Preferred Stock, the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

                          Section 4.  Liquidation, Dissolution or Winding Up.
(A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 100 (as appropriately adjusted in accordance with subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii) is hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Preferred Stock and Common Stock, respectively, holders of Series C Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share, on a per share basis of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, respectively.

                          (B)  In the event, however, that there are not
sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                          (C)  In the event the Corporation shall at any time
after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                          Section 5.  Conversion on Merger, Consolidation, etc.
In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                          Section 6.  Redemption.  The outstanding shares of
Series C Preferred Stock shall not be redeemable.

                          Section 7.  Voting Rights.  Each holder of shares of
Series C Preferred Stock shall be entitled to one hundred votes for each share held, and except as otherwise by law provided, the holders of Series C Preferred Stock and the holders of Common Stock of the Corporation shall vote together as one class.

                          Section 8.  Condition to Issuance of any other
Series. The Restated Certificate of Incorporation of the Corporation shall not be further amended to provide for the issuance of any other series of Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as one voting group.

                          FIFTH.  The existence of the Corporation shall be
perpetual.

                          SIXTH.  The private property of the stockholders of
the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

                          SEVENTH.  Provisions for the management of the
business and conduct of the affairs of the Corporation, and to define and regulate the powers of the Corporation, the directors and the stockholders, are as follows:

                          (a)  The number of directors of the Corporation shall
be fixed from time to time, as may be provided in its bylaws, but shall never be less than three. In the case of an increase in the number of directors at any time, the additional directors may be elected by the directors then in office, unless otherwise provided in the bylaws. The directors shall be divided into three classes as nearly equal in number as possible. At the 1987 Annual Meeting, one class, consisting of four directors, shall be elected to serve until the 1988 Annual Meeting of stockholders and their successors are elected, a second class, consisting of four directors, shall be elected to serve until the 1989 Annual Meeting of stockholders and their successors are elected, and a third class, consisting of three directors, shall be elected to serve until the 1990 Annual Meeting of stockholders and their successors are elected. Thereafter, at each annual meeting of stockholders, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. The number of directors in each of these classes shall be fixed at the number stated in the preceding sentence unless and until otherwise fixed or changed as may be provided in the bylaws.

                          Notwithstanding the foregoing, whenever the holders
of any class or series of preferred stock issued by the Corporation has the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, classification, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of such preferred stock.

                          (b)  The Board of Directors shall have power to make,
alter, and repeal bylaws of the Corporation; but bylaws made by the directors may be altered or repealed by the stockholders.

                          (c)  The Board of Directors may from time to time
determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any document, book, or account of the Corporation, except as conferred by law, unless authorized by resolution of the Board of Directors.

                          (d)  The stockholders and directors shall have power,
if the bylaws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware and, subject to the provisions of the laws of Delaware, to keep the books, documents, and papers of the Corporation outside the State of Delaware at such places as may be from time to time designated by the Board of Directors.

                          (e)(1)  Each person who was or is made a party or is
threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee, or agent or in any other capacity while serving as a director, trustee, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators: provided, however, that, except as provided in Subsection (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Subparagraph (e) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition:
provided, however, that, if the Delaware Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                          (e)(2)  If a claim under Subsection (1) is not paid
in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                          (e)(3)  The right to indemnification and the payment
of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Subparagraph (e) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

                          (e)(4)  The Corporation may purchase and maintain
insurance on behalf of any person who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Subparagraph (e) or of the Delaware Corporation Law.

                          (f)  A director of the Corporation shall not be
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                          (g)  Any action required or permitted to be taken by
the holders of the Common Stock of the Corporation may be taken only at a duly called annual or special meeting of such holders and not by the consent in writing of such holders, unless the consent in writing is signed by all such holders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or repeal this Subparagraph (g) or to adopt any provision inconsistent herewith.

                          (h)  The Corporation may in its bylaws confer powers
upon its directors in addition to those conferred herein and in addition to the powers and authorities expressly conferred upon them by statute.

                          (i)  No stockholder of the Corporation shall have any
pre-emptive right to subscribe for any additional issues of stock of the Corporation.

                          EIGHTH.  At all elections of directors of the
Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which, except for this provision, he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all such votes for a single director or may distribute them among the number to be voted for or for any two or more of them as he may see fit.

                          NINTH.  The affirmative vote of the holders of shares
entitling them to exercise at least two-thirds of the voting power of the Company shall be required:

                          (a)  To approve (1) the merger of the Company into or
its consolidation with another corporation, or (2) the merger into the Company of another corporation if, under the Delaware Corporation Law, the affirmative vote of holders of shares of capital stock of the Company would be required to effect the merger, or (3) the sale, lease, exchange, or other disposition by the Company of all, or substantially all, of its property and assets to another corporation; or

                          (b)  To approve any agreement, contract, or other
arrangement providing for any of the transactions described in subparagraph (a) above.

                          No amendment to the Certificate of Incorporation of
the Company shall amend, alter, change, or repeal any of the provisions of this Article NINTH, unless the amendment effecting such amendment, alteration, change, or repeal shall receive the affirmative vote or consent of the holders of shares entitling them to exercise at least two-thirds of the voting power of the Company.

                          TENTH.  (a)  Voting Requirement for Certain Business
Combinations. Unless both the fair price requirement set forth in this Subparagraph (a) and the other conditions set forth in Subparagraph (c) below have been satisfied, the affirmative vote of the holders of 75% of all outstanding stock of the Corporation entitled to vote in elections of directors, voting together as a single class, shall be required for the authorization or approval of any of the following transactions:

                          (a)(1)  The merger or consolidation of the
Corporation or any of its subsidiaries with or into an interested stockholder (as hereinafter defined).

                          (a)(2)  The sale, lease, pledge, or other
disposition, in one transaction or in a series of transactions, from the Corporation or any of its subsidiaries to an interested stockholder, or from an interested stockholder to the Corporation or any of its subsidiaries, of assets having an aggregate fair market value (as hereinafter defined) equal to or exceeding 20% of the fair market value, as determined by the continuing directors (as hereinafter defined), of the consolidated assets of the Corporation and its subsidiaries.

                          (a)(3)  The issuance, sale, or other transfer, in one
transaction or in a series of transactions, by the Corporation or any of its subsidiaries to an interested stockholder, or by an interested stockholder to the Corporation or any of its subsidiaries, of securities for cash or other consideration having an aggregate fair market value equal to or exceeding 20% of the fair market value, as determined by the continuing directors, of the consolidated assets of the Corporation and its subsidiaries.

                          (a)(4)  The liquidation or dissolution of the
Corporation proposed by an interested stockholder.

                          (a)(5)  The reclassification of securities,
recapitalization of the Corporation, or other transaction that has the effect of increasing the proportionate share of any class or series of outstanding securities of the Corporation or any of its subsidiaries beneficially owned (as hereinafter defined) by an interested stockholder or of otherwise diluting the position of any stockholder of the Corporation in comparison with the position of an interested stockholder.

                          (a)(6)  Any other transaction or series of
transactions that is similar in purpose or effect to those referred to in Subsections (1) through (5) of this Subparagraph (a).

This voting requirement shall apply even though no vote, or a lesser percentage vote, may be required by law, by any other provision of this Certificate of Incorporation, or otherwise. The term "business combination," as used in this Article, means any of the transactions referred to in Subsections (1) through
(6) of this Subparagraph (a).

                          (b)  Fair Price Requirement.  The fair price
requirement will be satisfied if the consideration to be received in the business combination by the holders of the Corporation's Common Stock or Preferred Stock, and by the Corporation or any of its subsidiaries, as the case may be, meets the following tests:

                          (b)(1)  If any holder of the Corporation's Common
Stock or Preferred Stock, other than an interested stockholder, is to receive consideration in the business combination for any of the stock, the aggregate amount of cash and fair market value of any other consideration to be received per share may not be less than the sum of:

                          (i) the greater of (A) the highest per share price, including commissions, paid by the interested stockholder for any stock of the same class or series during the two-year period ending on the date of the most recent purchase by the interested stockholder of any stock of the same class or series, (B) the highest per share sales price reported for stock of the same class or series traded on a national securities exchange or in the over-the-counter market during the one-year period preceding the first public announcement of the proposed business transaction, or (C) in the case of Preferred Stock, the amount of the per share liquidation preference; plus

                          (ii) interest on the per share price calculated at the prime rate for unsecured short-term loans in effect at AmeriTrust Company, Cleveland, Ohio, on the date on which the interested stockholder became an interested stockholder, compounded annually from that date until the business combination is consummated, less the per share amount of cash dividends payable to holders of record on record dates from that date until the business combination is consummated, up to the amount of such interest.

         For purposes of this Subsection (1), per share amounts will be adjusted for any stock dividend, stock split, or similar transaction.

                          (b)(2)  The consideration to be received by holders
of the Corporation's Common Stock or Preferred Stock must be paid in cash or in the same form as was previously paid by the interested stockholder for stock of the same class or series; if the interested stockholder previously paid for such stock with different forms of consideration, the consideration to be received by the holders of the stock must be in cash or in the same form as was previously paid by the interested stockholder for the greatest number of shares of the stock previously acquired by it. The provisions of this Subsection (2) are not intended to diminish the aggregate amount of cash and fair market value of any other consideration that any holder of the Corporation's Common Stock or Preferred Stock is otherwise entitled to receive upon the liquidation or dissolution of the Corporation, under the terms of any contract with the Corporation or an interested stockholder, or otherwise.

                          If the Corporation or any of its subsidiaries is to
receive consideration in the business combination, the consideration to be received must be fair to the Corporation or its subsidiaries, as determined by the continuing directors.

                          (c)  Other Conditions.  The other conditions will be
satisfied if, from the time the interested stockholder became an interested stockholder until the completion of the business combination, each of the following has at all times been and continues to be true:

                          (c)(1)  The Corporation's Board of Directors has
included at least a majority of continuing directors. The term "continuing director," as used in this Article TENTH, means an individual who (i) either was a director of the Corporation at the time the interested stockholder became an interested stockholder or whose nomination was subsequently approved by the other continuing directors and (ii) is not an affiliate or associate (as hereinafter defined) of the interested stockholder. All actions required or permitted to be taken by the continuing directors under this Article TENTH shall be taken by the unanimous written consent of all continuing directors or by the vote of a majority of the continuing directors then in office at a meeting convened upon such notice as would be required for a meeting of the full Board of Directors.

                          (c)(2)  The interested stockholder has not become the
beneficial owner (as hereinafter defined) of any additional shares of Common Stock or Preferred Stock of the Corporation, except (i) as part of the transaction that resulted in the interested stockholder becoming an interested stockholder, (ii) upon conversion of securities previously acquired by it, or
(iii) pursuant to a stock dividend or stock split.

                          (c)(3)  The interested stockholder has not received,
directly or indirectly, the benefit (except proportionately as a stockholder) of any loan, advance, guaranty, pledge, or other financial assistance, tax credit or deduction, or other benefit from the Corporation or any of its subsidiaries.

                          (c)(4)  A proxy or information statement describing
the business combination and complying with the requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations under it (or any subsequent provisions replacing that Act and the rules and regulations under it) has been mailed at least 30 days prior to the completion of the business combination to the holders of all stock of the Corporation entitled to vote in elections of directors, whether or not stockholder approval of the business combination is required. If deemed advisable by the continuing directors, the proxy or information statement shall contain a recommendation by the continuing directors as to the advisability (or inadvisability) of the business combination or an opinion by an investment banking firm, selected by the continuing directors and retained at the expense of the Corporation, as to the fairness (or unfairness) of the business combination to holders of the Corporation's Common Stock or Preferred Stock other than the interested stockholder.

                          (c)(5)  Except to the extent approved by the
continuing directors, there has been no (i) failure to pay in full, when and as due, any dividends on the Corporation's Preferred Stock or (ii) failure to pay or reduction in the annual rate of dividends on the Corporation's Common Stock, whether directly or indirectly through a reclassification, recapitalization, or otherwise.

                          (c)(6)  Except to the extent approved by the
continuing directors, there has been no material change in (i) the nature of the business conducted by the Corporation and its subsidiaries or (ii) the capital structure of the Corporation, including but not limited to any change in the number of outstanding shares of Common Stock, the number and series of any outstanding Preferred Stock, and the types and aggregate principal amount of any outstanding debt securities, except for changes resulting from the exercise of previously issued options, warrants, or other rights, the conversion of previously issued stock or other instruments, the issuance of previously authorized debt securities, or the mandatory redemption or retirement of debt securities in accordance with their terms.

                          (d)  Definitions:  As used in this Article TENTH:

                          (d)(1)  "Affiliate" and "Associates."  The terms
"affiliate" and "associate" have the meanings ascribed to them in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended, as in effect on the date of the adoption of this Restated Certificate of Incorporation.

                          (d)(2)  "Beneficial Ownership."  A person or entity is
deemed to "beneficially own" stock if, directly or indirectly through any contract, understanding, arrangement, relationship, or otherwise, that person or entity has or shares (i) the power to vote or to dispose of, or to direct the voting or disposition of, the stock or (ii) the right to acquire the stock pursuant to any contract or arrangement, upon the exercise of any option, warrant, or right, upon the conversion of any stock or other instrument, upon revocation of a trust, or otherwise. The person or entity is also deemed to "beneficially own" stock that is beneficially owned by affiliates and associates of that person or entity.

                          (d)(3)  "Business Combination."  The term "business
combination" has the meaning ascribed to it in Subparagraph (a) of this Article TENTH.

                          (d)(4)  "Continuing Directors."  The term "continuing
directors" has the meaning ascribed to it in Subsection (1) of Subparagraph (c) of this Article TENTH.

                          (d)(5)  "Fair Market Value."  The term "fair market
value" means, (i) in the case of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotation Systems (NASDAQ), the highest sales price reported for securities of the same class or series traded on the national securities exchange or in the over-the-counter market during the preceding 30-day period, or if no such report or quotation is available, the value determined by the continuing directors, and (ii) in the case of other securities and of consideration or assets other than securities or cash, the value determined by the continuing directors.

                          (d)(6)  "Interested stockholder."  The term
"interested stockholder" means any person or entity that, together with its affiliates and associates, is at the time of, or has been within the two-year period immediately prior to, the consummation of a business combination the beneficial owner of stock having at least 25% of the aggregate voting power of all outstanding stock of the Corporation entitled to vote in elections of directors. The term "interested stockholder," for purposes of the requirements and conditions of this Article TENTH, also includes the affiliates and associates of the interested stockholder. Notwithstanding the foregoing, the Corporation and its subsidiaries, and any profit-sharing, employee stock ownership, employee pension, or other employee benefit plan of the Corporation or any subsidiary, are not deemed to be "interested stockholders."

                          (e)  Nothing contained in this Article TENTH shall be
construed to relieve any interested stockholder from any fiduciary obligations imposed by law.

                          (f)  Notwithstanding any other provision of this
Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be required by law, this Certificate of Incorporation, or the bylaws of the Corporation), the affirmative vote of the holders of 75% of the outstanding stock of the Corporation entitled to vote in elections of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article TENTH.

                          ELEVENTH.  (a) Foreign Ownership of Stock, etc.

                          (a)(1)  Notwithstanding anything to the contrary in
this Restated Certificate of Incorporation, it is the policy of the Corporation that, consistent with law, Foreigners shall not own or control more than the Permitted Percentage of the shares of any class of stock of the Corporation at any time outstanding, and, if Foreigners nevertheless at any time do own more than the Permitted Percentage of such shares, shares owned by Foreigners may be purchased by the Corporation, or the voting and the dividend and other distribution rights of shares owned by Foreigners may be suspended, and the issuance of stock certificates and the transfer of stock ownership on the books of register of the Corporation to Foreigners may be denied, all to the extent necessary to prevent the loss by the Corporation (or any Subsidiary or Controlled Person) of, or to reinstate, its right to be a United States Maritime Company or to have any license or franchise from a governmental agency that is conditioned upon some or all of the holders of stock of the Corporation possessing prescribed qualifications.

                          (a)(2)  The Board of Directors is generally
authorized to adopt all such bylaws and resolutions and to take any and all other lawful measures reasonably necessary, appropriate, or desirable to carry out the policy set forth in Subparagraph (a)(1).

                          (a)(3)  Without in any way limiting the general
powers and authority set forth in Subparagraph (a)(2), the Board of Directors is specifically authorized to take any or all of the actions specified below and, in that regard, is authorized to take all such action and make all such determinations as it deems necessary, appropriate, or desirable and as are in accordance with law and not inconsistent with this Article ELEVENTH, including making changes in any of the definitions contained in Subparagraph (i) to accord with changes in applicable law or the rules, regulations, and practices of any relevant governmental agency.

                          (b)  Restrictions on Transfer.  Any transfer, or
attempted or purported transfer, of any shares of stock issued by the Corporation that would result in the ownership by one or more Foreigners of an aggregate percentage of the shares of any class of stock of the

Corporation in excess of the Permitted Percentage shall, to the full extent permitted by law and for so long as such excess exists, be ineffective as against the Corporation, and the Corporation shall not recognize the purported transferee as a stockholder of the Corporation for any purpose whatsoever except for the purpose of making a further transfer to a person not a Foreigner and for purposes of the purchase or redemption of such shares by the Corporation, effecting any other remedy available to the Corporation, or otherwise carrying out the provisions of this Article ELEVENTH.

                          (c)  No Voting Rights; Temporarily Withholding
Payments of Dividends and Other Distributions. If at any time (including the time of any record date) ownership by Foreigners of the outstanding stock of any class of the Corporation is in excess of the Permitted Percentage, the Corporation may, to the full extent permitted by law, determine which shares owned by Foreigners are deemed to be included in such excess (to be selected in a manner consistent with the provisions of Subsection (d)(3) below), and the shares deemed to be included in such excess shall (so long as such excess exists) not have any voting rights, and the Corporation may (so long as such excess exists) temporarily withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of the shares deemed to be included in such excess; provided, however, that any such dividend or distribution shall be set aside for payment to the owners of such shares (or their transferees) when, as, and if such excess no longer exists or such shares are no longer owned by Foreigners.

                          (d)  Redemption of Stock.  Notwithstanding any other
provision of this Restated Certificate of Incorporation and without limiting the power of the Board of Directors to purchase stock pursuant to Subparagraph
(f), outstanding stock of any class of the Corporation shall be subject to redemption by the Corporation (by action of the Board of Directors, if in the judgment of the Board such action should be taken) pursuant to Section 151(b) of the Delaware General Corporation Law (or any other provision of law) to the extent necessary to reduce the percentage of shares of such stock owned by Foreigners to the Permitted Percentage. The terms and conditions of such redemption shall be as follows:

                          (1) the redemption price shall be the Fair Market Value of such stock;

                          (2) the redemption price for shares owned by Foreigners in excess of the Permitted Percentage at the time of the merger of ON Corp. into Oglebay Norton Company shall be paid in cash, and the redemption price for shares owned by Foreigners in excess of the Permitted Percentage at any time subsequent to the merger may be paid in cash or in Redemption Securities, as determined by the Board of Directors;

                          (3) the shares owned by Foreigners to be redeemed shall be selected in such manner as shall be prescribed by the Board of Directors, including selection first of the shares most recently purchased, selection by lot or on a pro rata basis, or selection in any other manner that is consistent with the policy set forth in this Article ELEVENTH;

                          (4) the number of shares to be redeemed shall not exceed the number necessary to reduce the percentage of shares owned by Foreigners to the Permitted Percentage;

                          (5) written notice of the date of redemption (the "Redemption Date") shall be given to the record holders of the selected shares (unless waived in writing by any such holder);

                          (6) the Redemption Date shall be the later of (i) the date on which written notice is given to record holders and (ii) the date on which the funds or Redemption Securities necessary to effect the redemption have been deposited in trust for the benefit of such record holders and are subject to immediate withdrawal by them upon surrender of their stock certificates;

                          (7) from and after the Redemption Date, any and all rights in respect of the shares selected for redemption shall cease and terminate, and the owners of such shares shall thence-forth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

                          (8) such other terms and conditions as the Board of Directors may reasonably determine.

                          (e)  Dual Stock Certificate System and Other Actions.
The Board of Directors is authorized to adopt bylaw provisions and to take such other action as it may deem necessary or desirable in order to carry out the policy set forth in Subparagraph (a)(1), to impose restrictions on the transfer or the registration of transfer of stock of any class of the Corporation, in accordance with Section 202 of the Delaware General Corporation Law or any other provision of law, and to determine whether outstanding stock of any class of the Corporation is owned by Foreigners or by citizens of the United States. Such restrictions may include a Dual Stock Certificate System.

                          (f)  Purchase of Stock by the Corporation. Without
limiting the power of the Board of Directors to redeem stock owned by Foreigners in accordance with Subparagraph (d) or generally to purchase outstanding stock or other securities of the Corporation, the Board of Directors is authorized, in carrying out the policy set forth in Subparagraph
(a)(1), to cause the Corporation to purchase stock of any class of the Corporation that is owned by Foreigners. Any such purchase may be carried out at such price and under such other terms as the Board of Directors deems appropriate and fair to the Corporation under the circumstances.

                          (g)  Ownership.  Whether outstanding stock is owned
by Foreigners for the purposes of this Article ELEVENTH shall be determined under such bylaws and resolutions, consistent with definitions of ownership under any applicable law and the rules, regulations, and practices of any governmental agency and not inconsistent with this Article ELEVENTH, as may be adopted from time to time by the Board of Directors. The Corporation may, in its discretion, rely on the stock records of the Corporation maintained in accordance with a Dual Stock Certificate System and the certificates of transferees or with holders to prove that shares are or are not owned by a Foreigner. Whether shares are or are not owned by Foreigners may also be subject to proof in such other way or ways as the Corporation may deem reasonable. The Corporation at any time may require proof, in addition to the certification, that shares are or are not owned or are or are not applied for by a Foreigner, and the payment of dividends may be withheld, and any application for transfer of ownership on the books of register of the Corporation may be rejected, until such additional proof is submitted.

                          (h)  Effectiveness.  This Article ELEVENTH shall be
effective only so long as the Corporation or any

Subsidiary or Controlled Person (a) is a United States Maritime Company or has a license or franchise from a governmental agency that is conditioned upon one or all of the holders of stock of the Corporation possessing prescribed qualifications or (b) intends to reinstate itself as a United States Maritime Company, or to reinstate any such license or franchise, within a reasonable time after ceasing to be or hold the same.

                          (i)  Definitions.

                          (i)(1)  "Fair Market Value" of a share of stock of any
class of the Corporation on any particular date shall mean the average (unweighted) closing price for such a share on the New York Stock Exchange for each of the 45 trading days on which shares of stock of such class have been traded preceding the day on which notice of a redemption is given pursuant to Subparagraph (d)(5), except that if such class is not traded on the New York Stock Exchange, then such closing price for each of the 45 trading days shall be those listed on any other national security exchange on which such class is listed, and if not listed on any national security exchange, the last sale price for each of the 45 trading days as quoted in the NASDAQ National Market System, and if not quoted in the NASDAQ National Market System, the mean between the representative bid and asked prices on each of the 45 trading days as quoted by NASDAQ or another generally recognized reporting system.

                          (i)(2)  "Subsidiary" shall mean any corporation more
than 50% of the outstanding stock of which is owned by the Corporation or by any Subsidiary of the Corporation.

                          (i)(3)  "Foreigner" shall mean (a) any person
(including for purposes of this Subparagraph (i) an individual, a partnership, a corporation, or an association) that is not a United States citizen or is the representative of or fiduciary for any person that is not a United States citizen; (b) any foreign government or the representative thereof; (c) any corporation the president, chief executive officer, or chairman of the board of directors of which is a Foreigner, or of which more than a minority of its directors necessary to constitute a quorum are Foreigners; (d) any corporation organized under the laws of any foreign government; (e) any corporation of which a majority of its stock is owned beneficially or of record, or may be voted by, Foreigners, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by Foreigners; (f) any partnership or association which is controlled by Foreigners; (g) any corporation of which a 25% or greater interest is owned beneficially or of record by Foreigners and which may be deemed to "control" the Corporation (the Board of Directors being authorized to determine reasonably the meaning of "control" for this purpose); (h) any other person deemed by the Board of Directors to be a Foreigner as to the United States or the Corporation (or any Subsidiary) or otherwise not possessing prescribed qualifications to be a holder of outstanding stock of the Corporation in accordance with the policy set forth in Subparagraph (a)(1); or (i) any person who acts as representative of or fiduciary for any person described in clauses (a) through (h) above.

                          (i)(4)  "Permitted Percentage" shall mean the lesser
of the following percentages of the outstanding shares of stock of any class of the Corporation: (i) so long as the Corporation (or any Subsidiary or Controlled Person) operates vessels in the United States coastwise, intercoastal, or noncontiguous domestic trade, 25%; and (ii) so long as the Corporation (or any Subsidiary or Controlled Person) shall have a license or franchise from a governmental agency to conduct its business which is conditioned upon some of the holders of stock of the Corporation possessing prescribed qualifications, the percentage prescribed by law to possess or operate under such license or franchise; except that the Board of Directors may reduce the lesser of the foregoing percentages by not more than 2-1/2% in the event that the Board determines that a reasonable margin in the amount of such reduction is desirable, in which case "Permitted Percentage" shall mean the lesser of such percentages reduced by such margin.

                          (i)(5)  "Redemption Securities" shall mean interest
bearing promissory notes of the Corporation with a maturity of not more than 10 years from the date of issue and bearing interest at a rate, and having other terms, designed to ensure that the value of the promissory note at the date of issue is equivalent to the redemption price.

                          (i)(6)  "Dual Stock Certificate System" means a system
under which (i) one of two different forms of stock certificate, representing outstanding shares of stock of any class of the Corporation, is issued to the holders of record dependent on whether the shares are or are not owned by a Foreigner; (ii) the forms of stock certificate for any class of the Corporation are marked "Foreign" for shares owned by Foreigners or "Domestic" for shares not owned by Foreigners but are identical in all other respects and comply with all provisions of the Delaware General Corporation Law (including Section 202(a) thereof with respect to restrictions on transfer or registration of transfer); (iii) when, as, and if the Permitted Percentage is reached or exceeded for any class of stock and until the percentage of the class owned by Foreigners has been reduced to or below the Permitted Percentage, no additional "Foreign" stock certificates may be issued for the class to any transferee of the holder of a "Domestic" share certificate and the Corporation will not recognize any such transferee as an owner of stock of the Corporation for any purpose whatsoever; (iv) a certification is required from any transferee (and from any recipient upon original issuance) of stock of the Corporation as to whether such transferee (or recipient), and if such transferee (or recipient) is acting as nominee or in any other capacity for an owner, such owner, is or is not a Foreigner and registration of transfer (or original issuance) is denied upon refusal to furnish such certification; (v) to the extent necessary to enable the Corporation to determine the percentage of any class of outstanding stock of the Corporation that is owned by Foreigners for the purpose of submitting any proof of citizenship required by law or by contract with the United States government (or any agency thereof), the record holders and the owners of such stock may be required from time to time to confirm their citizenship status, and dividends payable to any such record holder and owner may, in the discretion of the Board of Directors, be temporarily withheld until confirmation of such citizenship status is received; and (vi) the stock records of the Corporation are maintained in such manner as to enable determination at any time, as to each class of outstanding stock of the Corporation, of the percentage that is owned by Foreigners and the percentage that is owned by United States citizens.

                          (i)(7)  "Controlled Person" means any corporation or
partnership of which the Corporation or any Subsidiary owns or controls an interest in excess of 25%.

                          (i)(8)  "United States Maritime Company" means any
corporation or other entity which, directly or indirectly, (i) owns or operates vessels in the United States coastwise trade, intercoastal trade, or non-contiguous domestic trade, (ii) owns, charters, sub- charters, or leases any vessel the costs of construction, renovation, or reconstruction of which have been financed, in whole or in part, by obligations insured or guaranteed under Title XI of the Merchant Marine Act of 1936, as amended, (iii) conducts any activity, takes any action, or receives any benefit that would be adversely affected under any provision of the United States maritime, shipping, or vessel documentation laws because of the ownership by Foreigners of its stock, or (iv) maintains a Capital Construction Fund under the provisions of Section 807 of the Merchant Marine Act of 1936, as amended.

                          TWELFTH.  The Corporation reserves the right to
amend, alter, change, or repeal any provision contained herein which constitutes a part of the Certificate of Incorporation of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.





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